Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE SECOND fiscal quarter ENDED December 31, 2024

Continues to deliver solid financial results in face of continued market headwinds;

Further progress in green-field and strategic operating partner acquisitions;

Well positioned for further growth with untapped $200 million credit facility

RENTON, WA February 10, 2025 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and six months ended December 31, 2024.

Financial Highlights – Three Months Ended December 31, 2024

•
Revenues of $264.5 million for the second fiscal quarter ended December 31, 2024, up $63.4 million or 31.5%, compared to revenues of $201.1 million for the comparable prior year period. On a sequential basis, revenues for the second fiscal quarter ended December 31, 2024, were up $60.9 million or 29.9%, compared to revenues of $203.6 million for the first fiscal quarter ended September 30, 2024.
•
Gross profit of $59.6 million for the second fiscal quarter ended December 31, 2024, up $0.8 million or 1.4%, compared to gross profit of $58.8 million for the comparable prior year period. On a sequential basis, gross profit for the second fiscal quarter ended December 31, 2024, was up $5.5 million or 10.2%, compared to gross profit of $54.1 million for the first fiscal quarter ended September 30, 2024.
•
Adjusted gross profit, a non-GAAP financial measure, of $63.3 million for the second fiscal quarter ended December 31, 2024, up $1.3 million or 2.1%, compared to adjusted gross profit of $62.0 million for the comparable prior year period. On a sequential basis, adjusted gross profit for the second fiscal quarter ended December 31, 2024, was up $5.7 million or 9.9%, compared to adjusted gross profit of $57.6 million for the first fiscal quarter ended September 30, 2024.
•
Net income attributable to Radiant Logistics, Inc. of $6.5 million, or $0.14 per basic and $0.13 per fully diluted share for the second fiscal quarter ended December 31, 2024, up $5.5 million or 550.0%, compared to $1.0 million, or $0.02 per basic and fully diluted share for the comparable prior year period. On a sequential basis, net income attributable to Radiant Logistics, Inc. for the second fiscal quarter ended December 31, 2024, was up $3.1 million or 91.2%, compared to a net income attributable to Radiant Logistics, Inc. of $3.4 million for the first fiscal quarter ended September 30, 2024.
•
Adjusted net income, a non-GAAP financial measure, of $10.7 million, or $0.23 per basic and $0.22 per fully diluted share for the second fiscal quarter ended December 31, 2024, up $5.2 million or 94.5%, compared to adjusted net income of $5.5 million, or $0.12 per basic and $0.11 per fully diluted share for the comparable prior year period. On a sequential basis, adjusted net income for the second fiscal quarter ended December 31, 2024, was up $2.8 million or 35.4%, compared to adjusted net income of $7.9 million for the first fiscal quarter ended September 30, 2024. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, of $12.0 million for the second fiscal quarter ended December 31, 2024, up $4.3 million or 55.8%, compared to adjusted EBITDA of $7.7 million for the comparable prior year period. On a sequential basis, adjusted EBITDA for the second fiscal quarter ended December 31, 2024, was up $2.5 million or 26.3%, compared to adjusted EBITDA of $9.5 million for the first fiscal quarter ended September 30, 2024.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, up to 19.0% or 660 basis points, for the second fiscal quarter ended December 31, 2024, compared to adjusted EBITDA margin of 12.4% for the comparable prior year period. On a sequential basis, adjusted EBITDA margin for the second fiscal quarter ended December 31, 2024 of 19.0% was up 260 basis points when compared to the 16.4% adjusted EBITDA margin for the first fiscal quarter ended September 30, 2024.

Acquisition Update

Effective September 1, 2024, the Company acquired Foundation Logistics & Services, LLC, a Humble, Texas based, privately held company that provides a full range of specialized transportation and logistics services for companies involved in the exploration, drilling, and production of oil and gas.

Effective October 1, 2024, the Company acquired the assets and operations of Focus Logistics, Inc. (“Focus”), a privately held company with operations in Romulus, Michigan that has operated under the Company’s Service By Air brand since 2006. Focus combined with the Company’s existing operations in the Detroit, Michigan area to solidify the Company’s offerings in the region.

Effective December 1, 2024, the Company acquired the assets and operations of TCB Transportation Associates, LLC d/b/a TCB Transportation, a St. Louis, Missouri based, privately held intermodal marketing company specializing in the movement of 40 and 53-foot containers across North America.

The Company structured each of these transactions similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations.

CEO Bohn Crain Comments on Results

“With the benefit of our diverse service offering, we continue to deliver solid financial results and generated $12.0 million in adjusted EBITDA for our second fiscal quarter ended December 31, 2024, which are generally ahead of results from the comparable prior year period as well as our most recent previous quarter ended September 30, 2024,” said Bohn Crain, Founder and CEO of Radiant Logistics. “We continue to take great pride in our work to support humanitarian and relief related projects around the globe. Our results this quarter reflect our support of a number of such projects, including chartering 49 flights to bring approximately 8 million units of IV fluid to the U.S. as a result of the national shortages resulting from Hurricane Milton.

Notwithstanding these strong results for the quarter ended December 31, 2024, we do expect our future near-term results to continue to be challenged by market headwinds. Near-term results could also be further frustrated by the recently introduced tariffs with China, Mexico and Canada, as we head into our slowest seasonal quarter ended March 31.”

Mr. Crain continued, “As previously discussed, we believe we are well positioned with a durable business model, diverse service offering and strong balance sheet to navigate through these slower freight markets as we find our way back to more normalized market conditions. We continue to enjoy a strong balance sheet with approximately $20.0 million of cash on hand as of December 31, 2024, no meaningful debt, and an untapped $200 million credit facility. At the same time, we remain focused on delivering profitable growth through a combination of organic and acquisition initiatives and thoughtfully re-levering our balance sheet through a combination of strategic operating partner conversions, synergistic tuck-in acquisitions, and stock buy-backs. Through this approach we believe, over time, we will continue to deliver meaningful value for our shareholders, operating partners, and the end customers that we serve. We made good progress in this regard over this last quarter with the acquisition of Texas-based Foundation Logistics, the conversion of our Michigan-based strategic operating partner location (Focus Logistics) which is combining with our existing Radiant operation in Detroit and the acquisition of TCB Transportation in St. Louis, Missouri. We believe these three transactions are representative of our broader pipeline of opportunities which includes both green-field acquisitions (i.e. companies not currently part of our network) as well as acquisition opportunities inherent in our agent-based network where we can support our current operating partners in their exit strategies. We look forward to providing further updates as we progress along these lines.”

Three Months Ended December 31, 2024 – Financial Results

For the three months ended December 31, 2024, the Company reported net income attributable to Radiant Logistics, Inc. of $6.5 million on $264.5 million of revenues, or $0.14 per basic and $0.13 per fully diluted share. For the three months ended December 31, 2023, the Company reported net income attributable to Radiant Logistics, Inc. of $1.0 million on $201.1 million of revenues, or $0.02 per basic and fully diluted share.

For the three months ended December 31, 2024, the Company reported adjusted net income, a non-GAAP financial measure, of $10.7 million, or $0.23 per basic and $0.22 per fully diluted share. For the three months ended December 31, 2023, the Company reported adjusted net income of $5.5 million, or $0.12 per basic and $0.11 per fully diluted share.

For the three months ended December 31, 2024, the Company reported adjusted EBITDA, a non-GAAP financial measure, of $12.0 million, compared to $7.7 million for the comparable prior year period.

Six Months Ended December 31, 2024 – Financial Results

For the six months ended December 31, 2024, the Company reported net income attributable to Radiant Logistics, Inc. of $9.8 million on $468.1 million of revenues, or $0.21 per basic and $0.20 per fully diluted share. For the six months ended December 31, 2023, the Company reported net income attributable to Radiant Logistics, Inc. of $3.6 million on $411.9 million of revenues, or $0.08 per basic and $0.07 per fully diluted share.

For the six months ended December 31, 2024, the Company reported adjusted net income, a non-GAAP financial measure, of $18.6 million, or $0.40 per basic and $0.38 per fully diluted share. For the six months ended December 31, 2023, the Company reported adjusted net income of $12.0 million, or $0.26 per basic and $0.25 per fully diluted share.

For the six months ended December 31, 2024, the Company reported adjusted EBITDA, a non-GAAP financial measure, of $21.5 million, compared to $16.9 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, February 10, 2025 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, February 10, 2025 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 783564)
REPLAY	February 11, 2025 at 9:30 AM Eastern to February 24, 2025 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 51992)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/51992

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers in the United States and Canada. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from the cybersecurity incident that we reported in March 2024 or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our inability to remediate during fiscal year 2024 a material weakness in our internal controls over financial reporting, and the further risks that may arise should we be unable to remediate that material weakness during fiscal year 2025; and such other factors that may be identified from time to time in our U.S Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	December 31,	June 30,
(In thousands, except share and per share data)	2024	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,908	$24,874
Accounts receivable, net of allowance of $2,255 and $2,103, respectively	113,440	118,016
Contract assets	8,197	7,615
Income tax receivable	3,101	3,133
Prepaid expenses and other current assets	8,222	10,567
Total current assets	152,868	164,205

Property, technology, and equipment, net	24,946	25,558

Goodwill	104,269	93,043
Intangible assets, net	44,451	34,943
Operating lease right-of-use assets	57,561	49,850
Deposits and other assets	2,666	3,586
Total other long-term assets	208,947	181,422
Total assets	$386,761	$371,185

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$64,346	$73,558
Operating partner commissions payable	10,198	13,291
Accrued expenses	10,322	8,948
Current portion of operating lease liabilities	12,598	11,629
Current portion of finance lease liabilities	699	643
Current portion of contingent consideration	4,825	455
Other current liabilities	5,114	1,927
Total current liabilities	108,102	110,451

Operating lease liabilities, net of current portion	52,372	45,026
Finance lease liabilities, net of current portion	1,109	677
Contingent consideration, net of current portion	9,427	4,710
Deferred tax liabilities	1,003	812
Other long-term liabilities	200	—
Total long-term liabilities	64,111	51,225
Total liabilities	172,213	161,676

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 52,162,136 and 51,844,249 shares issued, and 46,997,470 and 46,808,943 shares outstanding, respectively	34	33
Additional paid-in capital	108,985	110,763
Treasury stock, at cost, 5,164,666 and 5,035,306 shares, respectively	(31,874)	(31,166)
Retained earnings	143,121	133,278
Accumulated other comprehensive loss	(5,817)	(3,546)
Total Radiant Logistics, Inc. stockholders’ equity	214,449	209,362
Non-controlling interest	99	147
Total equity	214,548	209,509
Total liabilities and equity	$386,761	$371,185

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues	$264,544	$201,082	$468,109	$411,880

Operating expenses:
Cost of transportation and other services	201,239	139,085	347,250	289,057
Operating partner commissions	19,291	25,818	38,092	49,601
Personnel costs	19,554	19,760	39,177	39,387
Selling, general and administrative expenses	10,834	10,519	21,155	19,993
Depreciation and amortization	5,038	4,364	9,843	8,890
Lease termination costs	1,166	76	1,166	76
Change in fair value of contingent consideration	(1,300)	(204)	(1,100)	(450)
Total operating expenses	255,822	199,418	455,583	406,554

Income from operations	8,722	1,664	12,526	5,326

Other income (expense):
Interest income	367	621	832	1,207
Interest expense	(311)	(291)	(548)	(593)
Foreign currency transaction gain (loss)	181	(79)	119	15
Change in fair value of interest rate swap contracts	(301)	(531)	(741)	(733)
Other	14	135	1,053	162
Total other income (expense)	(50)	(145)	715	58

Income before income taxes	8,672	1,519	13,241	5,384

Income tax expense	(2,163)	(404)	(3,308)	(1,418)

Net income	6,509	1,115	9,933	3,966
Less: net income attributable to non-controlling interest	(42)	(130)	(90)	(359)

Net income attributable to Radiant Logistics, Inc.	$6,467	$985	$9,843	$3,607

Other comprehensive income:
Foreign currency translation gain (loss)	(2,911)	1,397	(2,271)	269
Comprehensive income	$3,598	$2,512	$7,662	$4,235

Income per share:
Basic	$0.14	$0.02	$0.21	$0.08
Diluted	$0.13	$0.02	$0.20	$0.07

Weighted average common shares outstanding:
Basic	46,942,639	46,990,818	46,831,938	47,144,388
Diluted	48,983,153	48,907,452	48,784,482	48,991,819

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, cybersecurity related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation, changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, cybersecurity incident related costs, changes in fair value of interest rate swap contracts, lease termination costs, foreign currency transaction gains and losses, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our condensed consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the condensed consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of adjusted gross profit to GAAP gross profit	2024	2023	2024	2023
Revenues	$264,544	$201,082	$468,109	$411,880
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(201,239)	(139,085)	(347,250)	(289,057)
Depreciation and amortization	(3,707)	(3,205)	(7,195)	(6,538)
GAAP gross profit	$59,598	$58,792	$113,664	$116,285
Depreciation and amortization	3,707	3,205	7,195	6,538
Adjusted gross profit	$63,305	$61,997	$120,859	$122,823

GAAP gross profit percentage	22.5%	29.2%	24.3%	28.2%
Adjusted gross profit percentage	23.9%	30.8%	25.8%	29.8%

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted EBITDA	2024	2023	2024	2023
Net income attributable to Radiant Logistics, Inc.	$6,467	$985	$9,843	$3,607
Income tax expense	2,163	404	3,308	1,418
Depreciation and amortization (1)	5,038	4,479	9,957	9,118
Net interest expense (income)	(56)	(330)	(284)	(614)

EBITDA	13,612	5,538	22,824	13,529

Share-based compensation	(1,813)	695	(1,650)	1,575
Change in fair value of contingent consideration	(1,300)	(204)	(1,100)	(450)
Acquisition related costs	101	252	185	321
Litigation costs	130	741	421	1,105
Gain on litigation settlement	—	—	(1,000)	—
Lease termination costs	1,166	76	1,166	76
Change in fair value of interest rate swap contracts	301	531	741	733
Foreign currency transaction loss (gain)	(181)	79	(119)	(15)

Adjusted EBITDA	$12,016	$7,708	$21,468	$16,874
Adjusted EBITDA margin (adjusted EBITDA as a % of adjusted gross profit)	19.0%	12.4%	17.8%	13.7%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted net income	2024	2023	2024	2023
GAAP net income attributable to Radiant Logistics, Inc.	$6,467	$985	$9,843	$3,607
Adjustments to net income:
Income tax expense	2,163	404	3,308	1,418
Depreciation and amortization	5,038	4,364	9,843	8,890
Change in fair value of contingent consideration	(1,300)	(204)	(1,100)	(450)
Acquisition related costs	101	252	185	321
Litigation costs	130	741	421	1,105
Lease termination costs	1,166	76	1,166	76
Change in fair value of interest rate swap contracts	301	531	741	733
Amortization of debt issuance costs	100	130	200	255

Adjusted net income before income taxes	14,166	7,279	24,607	15,955

Provision for income taxes at 24.5%	(3,471)	(1,783)	(6,029)	(3,909)

Adjusted net income	$10,695	$5,496	$18,578	$12,046

Adjusted net income per common share:
Basic	$0.23	$0.12	$0.40	$0.26
Diluted	$0.22	$0.11	$0.38	$0.25

Weighted average common shares outstanding:
Basic	46,942,639	46,990,818	46,831,938	47,144,388
Diluted	48,983,153	48,907,452	48,784,482	48,991,819